UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2019

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DNKN	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.
On December 12, 2019, Dunkin’ Brands Group, Inc. (the “Company”) announced that the Company has promoted Scott Murphy to the position of President, Dunkin’ Americas.
Mr. Murphy joined the Company in 2004, and has served as Chief Operating Officer, Dunkin’ U.S. since January 2018. Prior to that appointment, Mr. Murphy served as Senior Vice President, Operations, Dunkin' U.S. and Canada, and previously served as Senior Vice President and Chief Supply Officer. Mr. Murphy’s prior experience includes 10 years of global management consulting with A.T. Kearney. Mr. Murphy has previously served on the board of directors of Oath Craft Pizza, the National Coffee Association of America, the International Food Service Manufacturers Association and National DCP, LLC.
Compensation for Mr. Murphy
In connection with his promotion, Mr. Murphy will receive an increase in his base salary to an annualized base salary of $600,000, payable in accordance with the Company’s normal payroll practices. Mr. Murphy’s base salary will be subject to annual review by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. Mr. Murphy will continue to participate in the Company’s annual management incentive plan. Under such plan, Mr. Murphy will be eligible to receive an annual target cash incentive opportunity of 75% of his annual base salary earnings.

Mr. Murphy will remain eligible for future awards under the Company’s annual long-term incentive award program in effect for other senior executives of the Company. It is expected that his 2020 annual grant will have a total grant date fair market value of approximately $800,000.

In addition, Mr. Murphy will continue to be entitled to benefits as are generally made available to other senior executives of the Company, including participation in health/medical and insurance programs.  In the event that Mr. Murphy’s employment is terminated by the Company without cause, he would be entitled to severance of up to 12 months’ of his then-current base salary, payable in the form of salary continuation, in accordance with the terms of his offer letter. He will also be subject to customary confidentiality and non-competition provisions.

On December 12, 2019, the Company issued a press release announcing the promotion of Mr. Murphy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Dunkin' Brands Group, Inc. dated December 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ W. David Mann
W. David Mann
Chief Legal Officer & Corporate Secretary
Date: December 12, 2019